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                                                                     EXHIBIT 21




                  SUBSIDIARIES OF CAROLINA FREIGHT CORPORATION


                    Carrier Computer Services, Inc.
                    300 Commerce Drive
                    Cherryville, North Carolina  28021
                    State of Incorporation:  North Carolina

                    Cardinal Freight Carriers, Inc.
                    North Carolina Highway #73 West
                    Concord, North Carolina  28025
                    State of Incorporation:  Virginia

                    Carolina Freight Canada, Ltd.
                    6517A Mississauga Road North
                    Mississauga, Ontario  L5N 1A6

                    G.I. Trucking Company
                    14727 Alondra Boulevard
                    La Mirada, California  90638
                    State of Incorporation:  California

                    The Complete Logistics Company, Inc.
                    6280 Manchester Blvd., Suite 116
                    Buena Park, California  90621
                    State of Incorporation:  California

                    Motor Carrier Insurance, Ltd.
                    P. O. Box 1022 Clarendon House
                    Church Street West
                    Hamilton HM DX, Bermuda
                    Incorporated in Bermuda

                    Red Arrow Freight Lines, Inc.
                    4444 Irving Boulevard
                    Dallas, Texas  75356-9570
                    State of Incorporation:  Texas

                    Carolina Freight de Mexico, S.A. de C.V.
                    Manzanillo #123, Oficina #303
                    Col. Roma Sur
                    Mexico, D.F.  06760

                    Carolina Freight Carriers Corporation
                    North Carolina Highway #150 East
                    Cherryville, North Carolina  28021
                    State of Incorporation:  North Carolina

                    Innovative Logistics Incorporated
                    377 Carowinds Boulevard
                    Suite 127
                    Fort Mill, South Carolina  29715
                    State of Incorporation:  South Carolina

                    Carolina Freight Funding Corporation
                    North Carolina Highway #150 East
                    Cherryville, North Carolina  28021
                    State of Incorporation:  North Carolina


                    Carolina Breakdown Service, Inc.
                    P.O. Box 970
                    Cherryville, North Carolina 28021
                    State of Incorporation:  North Carolina